UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

December 31, 2008
Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

57 West 200 South, Suite 400
Salt Lake City, Utah 84101
(Address of Principal Executive Offices)

(801) 521-3292
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 3.02          Unregistered Sales of Equity Securities

On December 31, 2008, America West Resources Corp. (the “Company”) issued (i) 25,789,365 shares of our common stock and (ii) warrants to purchase 12,894,683 shares of our common stock to accredited investors, for gross proceeds of $5,157,811, less a 10% sales commission and related sales expenses of approximately $154,734.  The warrants expire on December 30, 2013 and have an exercise price of $0.30 per share. The exercise price and the number of shares of common stock purchasable are subject to weighted average anti-dilution protection, as well as standard adjustment upon the occurrence of certain events, such as a merger, reorganization, or reclassification.  In addition, the Company granted piggy-back registration rights with respect to the resale of shares and the shares of common stock underlying the warrants.

The offers and sales were made without registration under the Securities Act of 1933, as amended (“Act”), or the securities laws of certain states, in reliance on the exemptions provided by Section 4(2) of Act and Regulation D under the Act and in reliance on similar exemptions under applicable state laws. The issuance of the Company’s common stock and the warrants did not involve any public offering; each investor made representations regarding its investment intent, experience and sophistication; each investor either received or had access to adequate information about us in order to make an informed investment decision; having received representations to this effect, we believe that each investor is an “accredited investor” as that term is defined under Rule 501(a) of Regulation D; and no advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock and warrants.

Item 3.03          Material Modifications to Rights of Security Holders

On November 7, 2008, our board of directors and a majority of our shareholders authorized an amendment to our Articles of Incorporation  to (i) increase the authorized shares of common stock from 200,000,000 to 300,000,000 shares and (ii) provide that the provisions of Nevada Revised Statutes §§ 78.378 to 78.3793 are not applicable to the Company.  On November 12, 2008, the Company filed a preliminary information statement with the Securities and Exchange Commission, which was subsequently amended on December 12, 2008 and January 1, 2009.  On January 5, 2009, the Company filed the definitive information statement with the Securities and Exchange Commission.  The Company mailed the information statement to the shareholders on or about January 6, 2009, and expects to file this amendment with the Nevada Secretary of State on or about January 26, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST RESOURCES, INC.

Date: January 7, 2009	By:	/s/ DAN BAKER
Dan Baker
Chief Executive Officer

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